Space Above Line Reserved for Reorder’s Use

1.	Title of Document:	Deed of Trust and Security Agreement
2.	Date of Document:	August ___, 2006
3.	Grantor(s):	Everest Bayberry, LP
4.	Grantee(s):	Lehman Brothers Bank, FSB
5.	Statutory Mailing Address(es):	Grantor:

Everest Bayberry, LP
C/O Everest Properties
199 S. Los Robles Avenue, Suite 200
Pasadena, California 91101

Grantee:

Lehman Brothers Bank, FSB
C/O Lehman Brothers, Inc.
1000 West Street
Wilmington, Delaware 19801

6.	Legal Description:	See Exhibit A annexed to the document.
7.	Reference(s) to Book(s) and Page(s):	Not Applicable

EVEREST BAYBERRY, LP, as Trustor

(Borrower)

WALTER C. WHISLER

(Trustee)

for the benefit of

LEHMAN BROTHERS BANK, FSB, as Beneficiary

(Lender)

DEED OF TRUST AND

SECURITY AGREEMENT

Dated:	August -, 2006
Location:	Bayberry Crossing 523 S.E. Melody Lane Lee’s Summit, Missouri 64063
County:	Jackson

DRAFTEDBYANDUPON

RECORDATION RETURN TO:

Oppenheimer Wolff & Donnelly LLP

Plaza VII, Suite 3300

45 South Seventh Street

Minneapolis, Minnesota 55402-1609

Attention: Daniel R. Tyson, Esq.

Telephone No. (612) 607-7000

TABLE OF CONTENTS

1 – GRANTS OF SECURITY
1.1	PROPERTY GRANTED
1.2	ASSIGNMENT OF RENTS
1.3	SECURITY AGREEMENT
1.4	PLEDGE OF MONIES HELD
2 – DEBT AND OBLIGATIONS SECURED
2.1	DEBT AND OBLIGATIONS SECURED
3 – BORROWER COVENANTS
3.1	PAYMENT OF DEBT
3.2	INSURANCE
3.3	PAYMENT OF TAXES, ETC.
3.4	RESERVES
3.5	CONDEMNATION
3.6	LEASES AND RENTS
3.7	MAINTENANCE OF PROPERTY
3.8	WASTE
3.9	COMPLIANCE WITH LAWS
3.10	BOOKS AND RECORDS
3.11	PAYMENT FOR LABOR AND MATERIALS
3.12	[SECTION INTENTIONALLY DELETED]
3.13	PERFORMANCE OF OTHER AGREEMENTS
3.14	CHANGE OF NAME, IDENTITY OR STRUCTURE
3.15	EXISTENCE
3.16	OFAC
4 – SPECIAL COVENANTS
4.1	PROPERTY USE
4.2	SINGLE PURPOSE ENTITY
4.3	RESTORATION
4.4	LOCK BOX ACCOUNT
5 – REPRESENTATIONS AND WARRANTIES
5.1	WARRANTY OF TITLE
5.2	AUTHORITY
5.3	LEGAL STATUS AND AUTHORITY
5.4	VALJDITY OF DOCUMENTS
5.5	LITIGATION
5.6	STATUS OF PROPERTY
5.7	NO FOREIGN PERSON

5.8	SEPARATE TAX LOT
5.9	ERISA COMPLIANCE
5.10	LEASES
5.1 1	FINANCIAL CONDITION
5.12	BUSINESS PURPOSES
5.13	TAXES
5.14	MAILING ADDRESS
5.15	NO CHANGE IN FACTS OR CIRCUMSTANCES
5.16	DISCLOSURE
5.17	THIRD PARTY REPRESENTATIONS
5.18	ILLEGAL ACTIVITY
5.19	OFAC
6 – OBLIGATIONS AND RELIANCES
6.1	RELATIONSHIP OF BORROWER AND LENDER
6.2	NO LENDER OBLIGATIONS
7 – FURTHER ASSURANCES
7.1	RECORDING OF SECURITY INSTRUMENT, ETC.
7.2	FURTHER ACTS, ETC.
7.3	CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS
7.4	ESTOPPEL CERTIFICATES
7.5	REPLACEMENT DOCUMENTS
8 – DUE ON SALEENCUMBRANCE
8.1	LENDER RELIANCE
8.2	NO SALE/ENCUMBRANCE
8.3	SALEIENCUMBRANCE DEFINED
8.4	LENDER’S RIGHTS
8.5	ONE TIME TRANSFER
8.6	ONE TIME TRANSFER OF MORE THAN 49% OF LIMITED PARTNERSHIP INTERESTS OF BORROWER
9 – DEFAULT
9.1	EVENTS OF DEFAULT
10 – RIGHTS AND REMEDIES
10.1	REMEDIES
10.2	APPLICATION OF PROCEEDS
10.3	RIGHT TO CURE DEFAULTS

10.4	ACTIONS AND PROCEEDINGS
10.5.	RECOVERY OF SUMS REQUIRED TO BE PAID
10.6	EXAMINATION OF BOOKS AND RECORDS
10.7	OTHER RIGHTS, ETC.
10.8	RIGHT TO RELEASE ANY PORTION OF THE PROPERTY
10.9	VIOLATION OF LAW
10.10	RECOURSE AND CHOICE OF REMEDIES
10.11	RIGHT OF ENTRY
10.12	DEFAULT INTEREST AND LATE CHARGES
11 – INDEMNIFICATION
11.1	GENERAL INDEMNIFICATION
11.2	MORTGAGE AND/OR INTANGIBLE TAX
11.3	ERISA INDEMNIFICATION
11.4	DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES
12 – WAIVERS
12.1	WAIVER OF COUNTERCLAIM
12.2	MARSHALLING AND OTHER MATTERS
12.3	WAIVER OF NOTICE
12.4	SOLE DISCRETION OF LENDER
12.5	SURVIVAL
12.6	WAIVER OF TRIAL BY JURY
13 – EXCULPATION
13.1	EXCULPATION
13.2	RESERVATION OF CERTAIN RIGHTS
13.3	EXCEPTIONS TO EXCULPATION
13.4	RECOURSE
13.5	BANKRUPTCY CLAIMS
14 – NOTICES
14.1	NOTICES
15 – APPLICABLE LAW
15.1	CHOICE OF LAW
15.2	USURY LAWS
15.3	PROVISIONS SUBJECT TO APPLICABLE LAW

16 – SECONDARY MARKET
16.1	TRANSFER OF LOAN
17 – COSTS
17.1	PERFORMANCE AT BORROWER’S EXPENSE
17.2	ATTORNEYS’ FEES FOR ENFORCEMENT
18 – DEFINITIONS
18.1	GENERAL DEFINITIONS
19 – MISCELLANEOUS PROVISIONS
19.1	NO ORAL CHANGE
19.2	LIABILITY
19.3	INAPPLICABLE PROVISIONS
19.4	HEADINGS, ETC.
19.5	DUPLICATE ORIGINALS; COUNTERPARTS
19.6	NUMBER AND GENDER
19.7	SUBROGATION
19.8	ENTIRE AGREEMENT
19.9	SUBSTITUTION OF TRUSTEE
19.10	THE TRUSTEE’S FEES
19.11	CERTAIN RIGHTS
19.12	RETENTION OF MONEY
19.13	PERFECTION OF APPOINTMENT
19.14	SUCCESSION INSTRUMENTS
19.15	RELIANCE OF TRUSTEE
19.16	BROKERS
20 – STATE SPECIFIC PROVISIONS
20.1	FURTHER REMEDIES OF LENDER
20.2	FURTHER WAIVER BY BORROWER
20.3	DUTIES AND SUBSTITUTION OF TRUSTEE
20.4	RIGHTS PERTAINING TO SALES
20.5	TRUSTEE’S APPOINTMENT
20.6	FURTHER NOTICE REGARDING INSURANCE
20.7	FURTHER NOTICE REGARDING AGREEMENTS WITH LENDER
20.8	FUTURE ADVANCES

THIS DEED OF TRUST AND SECURITY AGREEMENT (the “Security Instrument”) is made as of the - day of August, 2006, by EVEREST BAYBERRY, LP, a California limited partnership, having its principal place of business at c/o Everest Properties, 199 S. Los Robles Avenue, Suite 200, Pasadena, California 91101 Attn: W. Robert Kohorst, as trustor (“Borrower”), to Walter C. Whisler having an address at 700 NE Mize Road, Suite 200, Blue Springs, Missouri 64014 as trustee (“Trustee”) for the benefit of LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, having an address at c/o Lehman Brothers, Inc., 1000 West Street, Wilmington, Delaware 19801, as beneficiary (“Lender”).

RECITALS:

Borrower, by its promissory note of even date herewith given to Lender, is indebted to Lender in the principal sum of Three Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($3,125,000.00) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

Borrower desires to secure the payment and performance of the Obligations (as defined in Section 2.1 hereof).

1. GRANTS OF SECURITY

1.1       PROPERTY GRANTED. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee for the benefit of Lender, and grant a security interest to Trustee for the benefit of Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”): (a) the real property described in Exhibit “A” attached hereto and made a part hereof (the “Land”); (b) all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument; (c) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”); (d) all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto; (e) all furnishings, machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above; (f) leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, (including, but not limited to, any payments made by tenants under the Leases in connection with the termination of any Lease), issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt (as hereinafter defined); (g) any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty” and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor” and collectively, the “Lease Guarantors”); (h) all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under all Lease Guaranties; (i) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property; (j) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; (k) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; (l) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; (m) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property; (n) all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder; (o) all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and (p) any and all other rights of Borrower in and to the items set forth in Subsections (a) through (o) above.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, as trustee for the benefit of Lender, to its successors in the trust created by this Security Instrument and to Lender’s respective assigns, forever, in trust, upon the terms and conditions set forth herein;

IN TRUST, WITH THE POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument.

1.2       ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, Lender grants to Borrower a revocable license to collect and receive the Rents, which license shall be automatically revoked upon the occurrence of an Event of Default (as hereinafter defined). Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

1.3       SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

As to those items of Property described in Section 1.1 of this Security Instrument that are, or are to become fixtures related to the Land, it is intended as to those items that THIS SECURITY INSTRUMENT BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILMG from the date of its filing in the real estate records of the County where the Property is situate. The name of the record owner of said real estate is Borrower. Information concerning the security interest created by this instrument may be obtained from the Lender, as secured party, at its address as set forth in Section 14 of this Security Instrument. The address of the Borrower as debtor, is as set forth in Section 14 of this Security Instrument This document covers goods which are or are to become fixtures. Borrower’s jurisdiction of organization is the State of California and its organization identification number is CA-200608200005. Subject to the covenants of Section 4.2, Borrower shall give Lender at least thirty (30) days’ written notice of any proposed change in Borrower’s name, address, identity, state of registration for a registered organization, principal place of business, or structure and hereby authorizes Lender to file prior to or concurrently with such change all additional financing statements that Lender may require to establish and perfect the priority of Lender’s security interest in the Property. Borrower by signing this Security Instrument authorizes Lender to file such financing statements, amendments or continuation statements, either before, on or after the date hereof, as Lender determines necessary or desirable to perfect or to continue the lien of the Lender’s security interest in the Property.

1.4       PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.4), the Deferred Maintenance Deposit (as defined on Exhibit “B”) attached hereto and made a part hereof), the Reserve (as defined on Exhibit “B”), Net Proceeds (as defined in Section 4.3), the Lock-Box Account (as defined in Section 4.4) and condemnation awards or payments described in Section 3.5 (collectively, “Deposits”), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations (as defined in Section 2.1 hereto) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

2. DEBT AND OBLIGATIONS SECURED

2.1       DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the Debt and the performance of the Other Obligations, in such order of priority as Lender may determine in its sole discretion. For purposes hereof, the term “Debt” shall mean the aggregate of the indebtedness evidenced by the Note in lawful money of the United States of America, interest, default interest, late charges, prepayment premiums and other sums, as provided in the Note, this Security Instrument or the other Loan Documents (defined below), all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents and all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby. For purposes hereof, the term “Other Obligations” shall mean the obligations of Borrower (other than the obligation to repay the Debt) contained in this Security Instrument, the Note and the other Loan Documents (as hereinafter defined). For purposes hereof, the term “Loan Documents” shall mean the Note, this Security Instrument and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of the Note or which have otherwise been executed or are hereafter executed by Borrower and/or any other person or entity in connection with the loan (the “Loan”) evidenced by the Note and in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part thereof. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the “Obligations.” All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Anything to the contrary herein or in any other Loan Document notwithstanding, the obligations of any guarantor under the Guaranty of Recourse Obligations of Borrower or any Guarantor or Indemnitor under any other separate guaranty or indemnity accepted by Lender shall not be secured by this Security Instrument, any separate assignment of leases or assignment of rents, or any other lien encumbering the Property; provided however that the obligations of Borrower under the Environmental Indemnity Agreement and under any separate indemnity of Borrower shall be so secured, subject to the rights of Lender to proceed on an unsecured basis thereunder pursuant to applicable law.

3. BORROWER COVENANTS

Borrower covenants and agrees that:

3.1       PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note, this Security Instrument and the other Loan Documents.

3.2	INSURANCE.

(a)        Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth herein:

(i)        comprehensive all risk insurance on the Improvements and the Personal Property in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co-insurance provisions; (C)providing for a deductible of not greater than $25,000.00; and (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Borrower shall obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement, which shall include sufficient coverage for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction. If any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” Borrower shall obtain flood hazard insurance in such an amount as Lender shall require, but in no event less than the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended. In addition, in the event the Property is located in the State of California or in a “seismic zone” 3 or 4 as defined in the Uniform Building Code published by the International Conference of Building Officials, Borrower shall obtain earthquake insurance in amounts and in form and substance satisfactory to Lender;

(ii)       commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a combined single limit (including “umbrella” coverage in place) of not less than (1) $3,000,000.00 and a general aggregate limit of not less than $4,000,000.00; or (2) if any of the Improvements contain elevators, a combined single limit of not less than $5,000,000.00 and a general aggregate limit of $6,000,000.00; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts, to the extent the same is available;

(iii)      business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.2(a)(i); (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months; and (D) if the Borrower is required to obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement pursuant to Subsection 3.2(a)(i)(D), coverage for the increased period of restoration. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All insurance proceeds payable to Lender pursuant to this Subsection shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)      (A) at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) during new construction the insurance provided for in Subsection 3.2(a)(i) written in a so-called builder’s risk completed value form on a non-reporting basis;

(v)       if Borrower has employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;

(vi)      if the Property contains HVAC or other equipment not covered by the comprehensive all risk insurance, comprehensive boiler and machinery insurance, in amounts as shall be reasonably required by Lender;

(vii)     if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to Lender; and

(viii)    such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)       All insurance provided for in Subsection 3.2(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, policy limits and any sub-limits thereof, forms (including exclusions and exceptions), deductibles, loss payees and insureds. Whether or not covered by the express terms of any Policy, Borrower shall not decline, elect not to accept, allow to lapse or fail to pay the required premium for any insurance coverage required to be extended or offered by any insurer by applicable law, rule or regulation without Lender’s prior written consent. The insurance companies must be approved, authorized or licensed to provide insurance in the state in which the Property is located and have a rating of “A” or better for claims paying ability assigned by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group or a general policy rating of “A-” or better and a financial class of VIII or better assigned by A.M. Best Company, Inc. Each such insurer shall be referred to herein as a “Qualified Insurer.”

(c)        Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, Lender’s interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.2(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.2(e). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.2(a).

(d)       All Policies of insurance provided for or contemplated by Subsection 3.2(a), except for the Policy referenced in Subsection 3.2(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a “mortgagee clause” in form acceptable to Lender providing, among other things, that Lender shall receive at least thirty (30) days prior written notification of any termination, cancellation or reduction of insurance and that the loss thereunder shall be payable to Lender.

(e)        If not previously delivered to Lender, Borrower shall deliver to Lender no later than thirty (30) days after the date hereof certified copies of the existing Policies providing the insurance coverage required under Section 3.2(a) marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) annually in advance. In addition, no later than thirty (30) days prior to the expiration dates of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender certified copies of new or renewal Policies (also marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance. If requested by Lender, Borrower shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender. Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums.

(f)        If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 10.3 hereof.

(g)       If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.3 of this Security Instrument, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

(h)       In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

3.3       PAYMENT OF TAXES. ETC. Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the time same become delinquent. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property (“Liens”). Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. Borrower shall not be required to pay any Taxes, Other Charges or Liens so long as Borrower shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the Taxes, Other Charges or Liens so contested and the sale of the Property, or any part thereof to satisfy the same, provided that borrower shall, prior to any such contest, have given such security as may be reasonably required by Lender to ensure such payments and prevent any sale or forfeiture of the Property by reason of such nonpayment. Any such contest shall be prosecuted in accordance with the laws and rules pertaining to such contests and in all events with due diligence and Borrower shall promptly after final determination thereof pay the amount of any such Tax, Other Charge or Lien so determined, together with all interest and penalties, which may be payable in connection therewith. Notwithstanding the provisions of this Section, Borrower shall (and if Borrower shall fail so to do, Lender may but shall not be required to) pay any such Taxes, Other Charges or Liens notwithstanding such contest if in the reasonable opinion of Lender, the Property shall be in jeopardy or in danger of being forfeited or foreclosed.

3.4	RESERVES.

(a)        Borrower shall pay to Lender on each date that a regularly scheduled payment of principal or interest is due under the Note (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the “Escrow Fund”). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. Borrower may, on its own behalf, also engage a third party tax service provider, so long as Lender continues to receive such bills for Taxes and Other Charges uninterrupted. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.2 and 3.3 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.2 and 3.3 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower.

(b) Borrower shall comply with the Replacement Reserve and Leasing Reserve Requirements set forth on Exhibit “B” attached hereto and made a part hereof.

3.5       CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection 4th such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 4.3 of this Security Instrument, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

3.6	LEASES AND RENTS.

(a)        Except as otherwise consented to by Lender, all Leases shall be written on the standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which approval shall not be unreasonably withheld or delayed. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All proposed leases and renewals of existing Leases, other than Minor Leases (hereinafter defined), shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense, which approval shall not be unreasonably withheld or delayed if the proposed Lease or renewal Lease (i) is on the Lender-approved form, subject only to commercially reasonable variations therefrom, (ii) is negotiated in an arms-length transaction with an independent third party tenant and (iii)provides for rental rates and terms comparable to existing local market terms. All Leases entered into after the date hereof shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Obligations; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; Borrower may terminate, however, Minor Leases as the result of a default by lessee thereunder; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents; (vi) shall not alter, modify or change the terms of the Leases without the prior written consent of Lender, or cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the “Lease Guaranty”) or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender.

For purposes of this Subsection 3.6(a), any failure of Lender to respond to Borrower’s written request for consent or approval within fifteen (15) business days of the date of said request shall be deemed to constitute Lender’s consent or approval, provided that Borrower’s request (i) is made in accordance with the notice provisions of this Security Instrument; (ii) is accompanied by a copy of the lease, memorandum, modification or other document or instrument for which consent is being requested together with Borrower’s certification to Lender that the same constitutes a true and complete copy thereof; and (iii) states prominently in bold capital letters on the face thereof: WE HEREBY NOTIFY YOU THAT, PURSUANT TO SUBSECTION 3.6(a) OF THE DEED OF TRUST AND SECURITY AGREEMENT, IF EVEREST BAYBERRY. LP DOES NOT RECEIVE A RESPONSE FROM LENDER TO THIS REQUEST FOR CONSENT WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT BY LENDER OF THIS REQUEST, THE REQUEST REFERRED TO HEREIN SHALL BE DEEMED APPROVED.

(b)       Notwithstanding the provisions of Subsection 3.6(a) above, renewals of existing commercial Leases and proposed leases for commercial space covering less than fifteen percent (15%) of the total rentable space for the Property and accounting for rental income which in the aggregate is less than fifteen percent (15%) of the total rental income for the Property shall not be subject to the prior approval of Lender provided that (i) the renewal Lease or proposed lease shall have a lease term not to exceed ten (10) years including options to renew, (ii) the renewal Lease or proposed lease shall provide for rental rates and terms comparable to existing local market rates and terms, and (iii) the renewal Lease or proposed lease shall be an arms-length transaction with a bona fide, independent third party tenant (leases meeting the foregoing requirements shall be referred to herein as “Minor Leases”). Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

(c)	[Subsection Intentionally Deleted]

(d)       All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial o r savings bank or banks as may be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.

3.7       MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and tenant improvements made in connection with a Lease which has been entered into by Borrower in accordance with the terms hereof) without the consent of Lender. Subject to the provisions of Subsection 3.2(g) and Section 3.5, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

3.8       WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.

3.9       COMPLIANCE WITH LAWS. Borrower shall (i) promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act (“ADA”) (collectively, the “Applicable Laws”), (ii) from time to time, upon Lender’s request, provide Lender with evidence satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws, (iii) give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws, and (iv) take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

3.10	BOOKS AND RECORDS.

(a) Borrower shall keep adequate books and records of account in accordance with methods of accounting reasonably acceptable to Lender and furnish to Lender:

(i)        quarterly operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, within thirty (30) days after the end of each fiscal quarter;

(ii)       certified rent rolls for the last month of each fiscal quarter signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each fiscal quarter;

(iii)      an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, within ninety (90) days after the close of each fiscal year of Borrower and if available, any operating statements prepared by an independent certified public accountant within thirty (30) days of the date the same are made available to Borrower;

(iv)      an annual balance sheet and profit and loss statement of Borrower in the form required by Lender, to be prepared and certified by Borrower within ninety (90) days after the close of each fiscal year of Borrower, and, if available, any financial statement prepared by an independent certified public accountant with respect to Borrower within thirty (30) days of the date the same are made available to any such persons; and

(v)       copies of Borrower’s federal income tax returns within fifteen (15) days of the date such returns are filed.

(b)       Upon Lender’s request, Borrower shall cause each Guarantor (as hereinafter defined) and each Indemnitor other than Borrower (an “Indemnitor”) under the Environmental Indemnity (as hereinafter defined) to furnish to Lender no later than ninety (90) days after the end of the fiscal year for the applicable Guarantor or Indemnitor a financial statement for said fiscal year certified to Lender and prepared on a form reasonably acceptable to Lender.

(c)        Borrower, its affiliates, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender. Lender may commission new or updated appraisals, phase I and phase II environmental reports, property condition surveys and (if the Property is located in an area with a high degree of seismic activity) seismic risk assessments of the Property to be prepared by third parties (each a “Third Party”) designated by Lender after the date hereof (each, a “Third Party Report”). Borrower shall cooperate with each Third Party and Lender in the preparation of the Third Party Reports and shall reimburse Lender within ten (10) days of Lender’s demand for all costs incurred by Lender in connection with such Third Party Reports, provided that Borrower shall not be obligated to reimburse Lender for the cost of such Third Party Reports unless requested by Lender following the occurrence and during the continuance of any Event of Default.

3.11     PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

3.12	[INTENTIONALLY DELETED]

3.13     PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

3.14     CHANGE OF NAME IDENTITY OR STRUCTURE. Borrower will not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, limited liability company, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein, and to the extent permitted by applicable law, hereby authorizes Lender to file any such financing statement on Borrower’s behalf. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

3.15     EXISTENCE. Borrower will continuously maintain its existence and its rights to do business in the state where the Property is located together with its franchises and trade names.

3.16     OFAC. At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall: (i) not be a Prohibited Person (defined below); and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. The term “Prohibited Person” shall mean any person or entity:

(a)        listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)       that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)        with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)       who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e)        that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac, or at any replacement website or other replacement official publication of such list; or

(f)	who is an Affiliate of or affiliated with a person or entity listed above.

The term “Affiliate,” as used herein, shall mean as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by or is under common control with such person or entity or is a director or officer of such person or entity or of an Affiliate of such person or entity. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. SPECIAL COVENANTS

Borrower covenants and agrees that:

4.1       PROPERTY USE. The Property shall be used only for a shopping center, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

4.2       SINGLE PURPOSE ENTITY. It has not and shall not: (a) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto; (b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property; (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent; (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s partnership agreement, articles or certificate of incorporation, articles of organization, operating agreement, or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations hereunder, under the Note or under the other Loan Documents; (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender; (f)commingle its assets with the assets of any of its general partners, managing members, shareholders, affiliates, principals or of any other person or entity; (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except with respect to trade payables incurred in the ordinary course of its business of owning and operating the Property, provided that such debt is paid when due; (h) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, managing members, shareholders, principals and affiliates of Borrower, the affiliates of a general partner or managing member of Borrower, and any other person or entity; (i) enter into any contract or agreement with any general partner, managing member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, managing member, shareholder, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, managing member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, managing member, shareholder, principal or affiliate thereof; (i) seek the dissolution or winding up in whole, or in part, of Borrower; (k) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, managing member, shareholder, principal or affiliate of Borrower, or any general partner, managing member, shareholder, principal or affiliate thereof or any other person; (l) hold itself out to be responsible for the debts of another person; (m) make any loans to any third party; (n) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any general partner, managing member, shareholder, principal or affiliate of Borrower, or any general partner, managing member, shareholder, principal or affiliate thereof); (o) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or (p) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

4.3       RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

(a)        If the Net Proceeds shall be less than One Hundred Thousand and 00/100 Dollars ($100,000.00) and the costs of completing the Restoration shall be less than One Hundred Thousand and 00/100 Dollars ($100,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b)       If the Net Proceeds are equal to or greater than One Hundred Thousand and 00/00 Dollars ($100,000.00) or the costs of completing the Restoration are equal to or greater than One Hundred Thousand and 00/100 Dollars ($100,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(b). The term “Net Proceeds” for purposes of this Section 4.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsections 3.2(a)(i), (iv), (vi) and (viii) of this Security Instrument as a result of such damage or destruction (or any proceeds of self-insurance maintained in lieu of such insurance policies), after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.5 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)        The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Loan Documents; (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property; (C) Leases demising in the aggregate a percentage amount equal to or greater than fifty percent (50%) (with respect to casualties) or ninety percent (90%) (with respect to condemnation) of the total net rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty, as the case may be, shall remain in full force and effect during and after the completion of the Restoration and Borrower shall have furnished to Lender evidence satisfactory to Lender that Pizza Street Enterprises, Inc. and Summit Notions, Inc. or qualified replacement tenants of such tenants whose leases each respectively cover ten percent (10%) or more of the total rental space for the Property and accounting for rental income which in the aggregate is ten percent (10%) or more of the total rental income for the Property shall continue to lease and operate their premises at the Property notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense; (D) Borrower shall have commenced the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; (E)

Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.2(a)(iii), if applicable, or (3) by other funds of Borrower; (F) Lender shall be satisfied that following the completion of the Restoration, the ratio of sustainable net cash flow for the Property (after deduction for underwritten reserves) to debt service payable under the Note shall be at least 1.25 to 1.0 (G) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Subsection 4.3(b) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, and the completion of the Restoration or (4) such time as may be required under any applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations; and (J) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements.

(ii)       The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii)      All plans and specifications required in connection with the Restoration shall be subject to prior review and approval in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), which approval shall not be unreasonably withheld or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and reasonable Casualty Consultant’s fees, shall be paid by Borrower.

(iv)      In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.3(b) shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)       Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)      If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations. With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Loan Documents.

(c)        All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.3(b)(vi) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. Provided no Event of Default exists under the Note, this Security Instrument or the other Loan Documents, Borrower shall not be obligated to pay any prepayment premium or other prepayment consideration in connection with a prepayment resulting from the application of Net Proceeds to the Debt pursuant to the preceding sentence. Any such prepayment shall be applied to the principal last due under the Note and shall not release Borrower from the obligation to pay the Constant Monthly Payments (as defined in the Note) next becoming due under the Note and the Constant Monthly Payment shall not be adjusted or recalculated as a result of such partial prepayment. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

4.4	LOCK BOX ACCOUNT.

(a)        Upon the occurrence of an Event of Default, provided a lock box procedure has not otherwise been instituted under any other provision of the Loan Documents, Lender shall have the right, upon written notice to Borrower to require that, from and after the next succeeding date of payment of an installment of principal and interest under the Note, all Rents with respect to the Property, at Lender’s discretion, be paid directly to the property manager for the Property (the “Manager”) and deposited daily by the Manager in the name designated by Lender directly to a designated lock box account (the “Lock Box Account”), opened by Lender at a bank (the “Lock Box Bank”), which account shall be within the exclusive control of Lender.

(b)       Upon receipt of notice from Lender as set forth in Subsection (a) above, Borrower shall enter into and shall cause Manager to enter into a lock-box agreement with Lender in a form reasonably satisfactory to Lender, which form shall substantially reflect the provisions of this Section (provided, however, that Borrower’s obligations under this Section 4.4 (including Borrower’s obligation to cause Manager to deposit Rents in the Lock-Box Account in accordance with Section 4.4(a) above) shall not be dependent upon the execution of any such lock box agreement. If in Lender’s judgment, the Manager’s performance in collecting Rents shall decline, Borrower shall irrevocably instruct and otherwise cause each party paying such Rents (including each tenant under any Lease) to make all payments (A) if by wire transfer, to the Lock Box Account, and (B) if by check, money order or similar manner of payment, by mail to a designated lock box (the “Lock Box”) within the exclusive control of Lender. Amounts deposited into the Lock-Box shall be collected and deposited daily by the Lock-Box Bank into the Lock-Box Account. Borrower agrees that if any Rents required to be deposited in the Lock Box Account shall be received by it or any affiliate or any manager of all or any portion of the Property, Borrower shall deposit or cause such Rents to be deposited in the Lock Box Account within one (1) Business Day of the receipt of such Rents by Borrower, any affiliate or any manager.

(c)        Amounts on deposit in the Lock Box Account on any date of payment of an installment of principal and interest under the Note shall be applied in the following order of priority: (i) to pay any Taxes, Other Charges or Insurance Premiums then due and payable; (ii) to pay the Lock Box Bank’s fees; (iii) to pay interest and principal due on such date with respect to the Note; (iv) to replenish all reserves and escrow funds required to be paid by Borrower to Lender under the Note, this Security Instrument and the other Loan Documents; (v) to pay normal and customary operating expenses of the Property which have been approved by Lender (which approval, if no Event of Default shall exist at the time, shall not be unreasonably withheld); and (vi) unless the Property is a multi-family, hotel, self-storage facility or nursing home property, provided no Event of Default shall exist at the time, to the Leasing Account (as defined in Exhibit “B”). None of the sums contributed to the Leasing Account in accordance with (vi) above shall be counted towards any balance in the Leasing Account which serves to limit future contributions to the Leasing Account from Monthly Deposits.

(d)       In the event that Lender shall have the right to institute lock box procedures pursuant to any other provision of the Loan Documents, the terms and provisions of such provision shall supersede the provisions of this Section 4.4.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

5.1       WARRANTY OF TITLE. Borrower has paid for and has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, set over, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

5.2       AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, set-over, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

5.3       LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents

5.4       VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Note (i) are within the corporate, partnership, trust or limited liability company (as the case may be) power of Borrower; (ii) have been authorized by all requisite corporate, partnership, trust or limited liability company (as the case may be) action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership, trust, operating agreement or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform

Commercial Code filings relating to the security interest created hereby); and (b) the Note, this Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower.

5.5       LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against, or affecting, Borrower, a Guarantor, if any, an Indemnitor, if any, or the Property that has not been disclosed to Lender or is not adequately covered by insurance, as determined by Lender in its sole and absolute discretion.

5.6        STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.2 hereof; (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification; (c) the Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws; (d) the Property is served by all utilities (including, but not limited to, public water and sewer systems) required for the current or contemplated use thereof; (e) all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service; (f) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public; (g) the Property is, to the best of Borrower’s knowledge, free from damage caused by fire or other casualty; (h) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full; (i) all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws; and (j) all Improvements lie within the boundary of the Land.

5.7       NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

5.8       SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof.

5.9       ERISA COMPLIANCE. As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans. Borrower shall deliver to

Lender such certifications or other evidence as requested by Lender from time to time of Borrower’s compliance with the foregoing representations and covenants.

5.10     LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases except for the security interest in such Leases and Rents granted to Lender herein and under the Assignment of Leases and Rents in favor of Lender from Borrower and dated even date herewith (“Assignment of Leases”); (b) the Leases are valid and enforceable; (c) the terns of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated except for the security interest in such Leases and Rents granted to Lender herein and under the Assignment of Leases; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease.

5.11     FINANCIAL CONDITION. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) it has received reasonably equivalent value for the granting of this Security Instrument.

5.12     BUSINESS PURPOSES. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

5.13     TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

5.14     MAILING ADDRESS. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

5.15     NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted in connection with Borrower’s application for the loan and Lender’s issuance of a commitment for the Loan (collectively, the “Loan Application”) and the satisfaction of the conditions thereof including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

5.16     DISCLOSURE. To Borrower’s best knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

5.17     THIRD-PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any other Loan Document(s) is true and correct in all material respects.

5.18     ILLEGAL ACTIVITY. No of the Property has been or will be purchased with proceeds of any illegal activity.

5.19     OFAC Borrower represents and warrants that neither Borrower or any of its respective Affiliates is a Prohibited Person and Borrower and all of its respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Borrower acknowledges that in accepting the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth above notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in making the Loan and that Lender would not make the Loan in the absence of such warranties.

6. OBLIGATIONS AND RELIANCES

6.1       RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor and Lender has no fiduciary or other special relationship with Borrower and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

6.2	NO LENDER OBLIGATIONS.

(a)        Notwithstanding the provisions of Subsections 1.1(f) and (1) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)       By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

7. FURTHER ASSURANCES

7.1       RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Except where prohibited by law, Borrower will pay all taxes, duties, imposts, assessments, filing, registration and recording fees, and any and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents and any amendment or supplement thereto.

7.2       FURTHER ACTS. ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, deeds to secure debt and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, and to file in the appropriate filing or recording offices, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity including, without limitation, such rights and remedies available to Lender pursuant to this Section 7.2.

7.3	CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.

(a)        If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)       Borrower will not claim or demand or be entitled to any credit or credits against the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)        If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

7.4	ESTOPPEL CERTIFICATES.

(a)        After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee an estoppel certificate in form and content as may be requested by Lender with respect to the status of the Loan and/or the Loan Documents.

(b)       Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require, provided that (i) Borrower shall not be required to honor more than two requests made by Lender in any twelve month period and (ii) in no event shall Borrower be required to obtain estoppel certificates from lessees containing more information than that required to be certified pursuant to the terms of the related Lease.

7.5       REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

8. DUE ON SALE ENCUMBRANCE

8.1       LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, Lender can recover the Debt by a sale of the Property.

8.2       NO SALE ENCUMBRANCE. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

8.3       SALE ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any general partner or managing member of Borrower, Guarantor or Indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than forty-nine percent (49%) of such corporation’s stock shall become vested in another party; (d) if Borrower, any Guarantor or Indemnitor or any general partner or managing member of Borrower, any Guarantor or Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner, or the transfer or pledge of the partnership interest of any general partner or managing partner of such partnership or any profits or proceeds relating to such partnership interest or the transfer or pledge of more than forty-nine percent (49%) in the aggregate of any limited partnership interests in such partnership or any profits or proceeds related to such interests whether in one transfer or pledge or a series of transfers or pledges; (e) if Borrower, any Guarantor or Indemnitor or any general partner or managing member of Borrower, any Guarantor or Indemnitor is a limited liability company, the change, removal or resignation of the managing member of such company, or the transfer or pledge of the membership interest of the managing member of such company or any profits or proceeds relating to such membership interest or the transfer or pledge of more than forty-nine percent (49%) in the aggregate of any membership interests in such company or any profits or proceeds related to such interests whether in one transfer or pledge or a series of transfers or pledges; and (f) without limitation to the foregoing, any voluntary or involuntary sale, transfer, conveyance or pledge by any person or entity which directly or indirectly controls Borrower (by operation of law or otherwise) (a “Principal”) of its direct or indirect controlling interest in Borrower. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 8: (A) transfer by devise or descent or by operation of law upon the death of a partner, member or stockholder of Borrower or any general partner thereof, and (B) a sale, transfer or hypothecation of a partnership, shareholder or membership interest in Borrower, whichever the case may be, by the current partner(s), shareholder(s) or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member or to a Principal (or a trust for the benefit of any such persons). Notwithstanding the restrictions on transfer of ownership interests in Borrower contained in this Section 8.3 of Article 8 of the Security Instrument, transfers of direct or indirect ownership interests in Borrower or Secured Investment Resources Fund, LP II, a Delaware limited partnership, the current guarantor of the Loan, (“SIR II” and sometimes “Guarantor”) to “Permitted Transferees” will not be deemed to be a sale or transfer within the meaning of said Article 8 so long as (1) Millenium Bayberry, LLC, a California limited liability company, the current general partner of the Borrower, remains the general partner after such transfer and such company continues to be controlled by W. Robert Kohorst or an entity or entities which he controls, (2) Everest Properties, II, LLC, a California limited liability company, Everest Properties, LLC, a California limited liability company, Millenium Management, LLC, a California limited liability company, Millenium Bayberry, LLC, a California limited liability company and/or SIR II own, directly or indirectly, no less than 33.78% of the limited partnership interests in the Borrower and the Guarantor and (3) no transfer to an Existing Individual Limited Partner (defined below) shall result in any Existing Individual Limited Partner owning more than 20% of the Borrower or the Guarantor after such transfer.

For purposes hereof, “Permitted Transferees” means one or more of the following:

(X)

W. Robert Kohorst, Everest Properties, II, LLC, a California limited liability company, Everest Properties, LLC, a California limited liability company, Millenium Management, LLC, a California limited liability company, Millenium Bayberry, LLC, a California limited liability company and/or Secured Investment Resources Fund, LP II, a Delaware limited partnership (each an “Existing Everest Owners”),

(Y)

Any individual or entity limited partner of the Guarantor who currently owns a limited partnership interest and is neither an Existing Everest Owner nor an Owner-Controlled Entity (defined below), (“Existing Individual Limited Partner”), and

(Z)

Any partnership, limited liability company, corporation or other entity at least fifty-one percent (51%) of the equity ownership and voting control of which is collectively held by one or more Existing Everest Owners (each such entity, an “Owner-Controlled Entity”).

8.4       LENDER’S RIGHTS. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the other Loan Documents as so modified by the proposed transferee, payment of a processing fee of Two Thousand and 00/100 Dollars ($2,000.00) upon any request for transfer, payment of a transfer fee of one percent (1%) of the principal balance of the Note and all of Lender’s expenses incurred in connection with such transfer, the approval by Lender of the proposed transferee, the proposed transferee’s continued compliance with the representations, warranties and covenants set forth in Sections 4.2, 5.9 and 16.1 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

8.5       ONE-TIME TRANSFER. Notwithstanding anything to the contrary contained in this Article 8, and following the securitization of the Loan, Lender’s consent to a one-time sale, assignment, or other transfer of the Property shall not be withheld provided that Lender receives sixty (60) days prior written notice of such transfer hereunder and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:

(a)        Borrower shall pay Lender a processing fee of Two Thousand and No/100 Dollars ($2,000.00) upon any request for transfer and a transfer fee equal to 1% of the outstanding principal balance of the Loan at the time of such transfer;

(b)       Borrower shall pay any and all out-of-pocket costs incurred in connection with the transfer of the Property (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (i) below);

(c)        The proposed transferee (the “Transferee”) or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender. The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

(d)       Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(e)        Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

(f)        Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender and one or more Transferee’s Principals having an aggregate net worth and liquidity reasonably acceptable to Lender shall execute in favor of Lender a Guaranty of Recourse Obligations and Environmental Indemnity Agreement in form acceptable to Lender;

(g)       There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(h)       Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(i)        Transferee and Transferee’s Principals must be able to satisfy all the covenants set forth in Sections 4.2 and 5.9 hereof, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(j)	Transferee shall be approved by the Rating Agencies selected by Lender; and

(k)       Borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof.

(l)        Immediately upon a transfer of the Property to a Transferee and the satisfaction of all of the above requirements, (i) Borrower shall be released from all liability under this Security Instrument, the Note and the other Loan Documents with respect to all actions taken or events first occurring after the date of such transfer, and (ii) Borrower’s Principals shall be released from all liability under the terms of the Guaranty of Recourse Obligations and the Environmental Indemnity Agreement with respect to all actions taken or events first occurring after the date of such transfer. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

8.6       ONE-TIME TRANSFER OF MORE THAN 49% OF LIMITED PARTNERSHIP INTERESTS OF THE BORROWER. Notwithstanding anything to the contrary contained in this Article 8, and following the securitization of the Loan, Lender’s consent to a one-time sale, assignment, or other transfer of more than 49% of the limited partnership interests of the Borrower (“Restricted Interests”) to one or more third parties (“Transferee”) shall not be withheld provided that Lender receives sixty (60) days prior written notice of such transfer hereunder and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:

(a)        Borrower shall pay Lender (i) Five Thousand and 00/00 Dollars ($5,000.00), and (ii) a transfer fee equal to zero percent (0%) of the outstanding principal balance of the Loan at the time of such transfer with respect to the transfer of the Restricted Interests to one or more third parties;

(b)       Borrower shall pay any and all out-of-pocket costs incurred in connection with the transfer of the Property (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of any Rating Agencies, if any are required);

(c)        (A) Millenium Bayberry, LLC., a California limited liability company, the general partner of the Borrower remains the general partner after such transfer and such general partner continues to be controlled by W. Robert Kohorst or an entity which he controls, and (B) W. Robert Kohorst, Everest Properties, II, LLC, a California limited liability company, Everest Properties, LLC, a California limited liability company, Millenium Management, LLC, a California limited liability company, Millenium Bayberry, LLC, a California limited liability company and/or Secured Investment Resources Fund, LP II, a Delaware limited partnership own, directly or indirectly, no less than thirty-three and seventy-eight one-hundredths percent (33.78%) of the limited partnership interests of Borrower;

(d)       Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender. The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

(e)        Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property (as evidenced by a certification of the general partner);

(f)        There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender; and,

(g)       Transferee and Transferee’s Principals shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender.

(h)       Lender shall have received confirmation from any Rating Agencies assigning a rating to the securities issued in connection with the Loan that such transfer shall not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to such securities.

(i)        Lender shall receive a satisfactory credit check and background check on any partner of the Borrower that will increase their ownership interest to exceed 20% of the Borrower.

9. DEFAULT

9.1       EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) if any portion of the Debt is not paid on the day the same is due or if the entire Debt is not paid on or before the Maturity Date; (b) if any of the Taxes or Other Charges is not paid prior to the date the same becomes delinquent except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument unless such Taxes, Other Charges or Liens are being contested in accordance with Section 3.3; (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the Policies thirty (30) days prior to their expiration as provided in Section 3.2(e); (d) if Borrower violates or does not comply with any of the provisions of Sections 3.6 or 4.2 or Articles 8 or 11; (e) if any representation or warranty of Borrower, Indemnitor or any person guaranteeing payment or performance of the Obligations or any portion thereof (a “Guarantor”), or any general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity (defined below) or any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made; (f) if (i) Borrower or any general partner or managing member of Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any general partner or managing member of Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any general partner or managing member of Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or (iii) there shall be commenced against Borrower or any general partner or managing member of Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower or any general partner or managing member of Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any general partner or managing member of Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (g) if Borrower shall be in default beyond any applicable notice or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument; (h) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower has first received notice thereof; (i) if any federal tax lien is filed against the Property and same is not discharged of record within thirty (30) days after Borrower has first received notice thereof; (j) if within ten (10) days of Lender’s demand therefor Borrower fails to provide Lender with the written certification and evidence referred to in Section 5.9 hereof or Borrower fails to comply with its obligations under Section 16.1; (k) if Borrower or any other Indemnitor shall fail to perform any of its obligations under that certain environmental indemnity agreement of even date herewith (the “Environmental Indemnity”) after the expiration of applicable notice and grace periods, if any; (l) if any default beyond any applicable notice or cure period occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or (m) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

10. RIGHTS AND REMEDIES

10.1     REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Trustee or Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee or Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) with or without entry, institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (e) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt; (g) enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may exercise all rights and powers of Borrower with respect to the Property including, without limitation, (1) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Property as Lender deems advisable; (3) the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (h) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (i) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Property, any Deposits and interest thereon and/or any unearned Insurance Premiums paid to Lender upon the surrender of any Policies maintained pursuant to Article 3 hereof (it being agreed that Lender shall have the right to surrender such Policies upon the occurrence of an Event of Default), to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion; (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code including, without limiting the generality of the foregoing: (1) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (2) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender, or (l) require a Lock-Box Account pursuant to Section 4.4 and apply all sums in the Lock-Box Account to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its discretion. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. Upon any foreclosure or other sale of the Property pursuant to the terms hereof, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 9.l(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

10.2     APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

10.3     RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or curing or being deemed to have cured any default hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

10.4     ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

10.5     RECOVERY OF SUMS REOUIREDTO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults’ by Borrower existing at the time such earlier action was commenced.

10.6     EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. This Section 10.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

10.7	OTHER RIGHTS, ETC.

(a)        The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)       It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)        Trustee or Lender may resort for the payment of the Debt to any other security held by Trustee or Lender in such order and manner as Trustee or Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee or Lender thereafter to foreclose this Security Instrument. The rights of Lender and Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

10.8     RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

10.9     VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

10.10   RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument including but not limited to Article 13 hereof, Lender and other Indemnified parties (defined in Section 11.1 below) are entitled to enforce the obligations of Borrower, Guarantor and Indemnitor contained in Sections 11.2 and 11.3 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower, Guarantor and Indemnitor. The provisions of Sections 11.2 and 11.3 are exceptions to any non-recourse or exculpation provisions in the Note, this Security Instrument or the other Loan Documents, and Borrower, Guarantor and Indemnitor are fully and personally liable for the obligations pursuant to Sections 11.2 and 11.3. The liability of Borrower, Guarantor and Indemnitor are not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions.

10.11   RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

10.12   DEFAULT INTEREST AND LATE CHARGES. Borrower acknowledges that, without limitation to any of Lender’s rights or remedies set forth in this Security Instrument, Lender has the right following an Event of Default to demand interest on the principal amount of the Note at the Default Rate and late payment charges in accordance with the terms of the Note.

11. INDEMNIFICATION

11.1     GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited to, attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent the following relate solely to an Indemnified Party’s gross negligence or willful misconduct: (a) any Event of Default; (b) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any use, nonuse or condition in, on or about the Property or any part thereof; (e) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (f) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (g) any failure of the Property to be in compliance with any Applicable Laws; (h) the enforcement by any Indemnified Party of the provisions of this Article 11; (i) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan; (i)any misrepresentation made by Borrower in this Security Instrument or any other Loan Document; or (k) any other transaction arising out of or in any way connected with the Property or the Loan. Any amounts payable to Lender by reason of the application of this Section 11.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 11, the term “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded and persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan.

11.2     MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents.

11.3     ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 5.9.

11.4     DUTY TO DEFEND: ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

12. WAIVERS

12.1     WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Obligations. Any assignee of Lender’s interest in this Security Instrument and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such rights to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

12.2     MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

12.3     WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Trustee or Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Trustee or Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Trustee or Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Trustee or Lender to Borrower.

12.4     SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

12.5     SURVIVAL. The indemnifications made pursuant to Section 11.3 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

12.6     WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

13. EXCULPATION

13.1     EXCULPATION. Except as otherwise provided herein, in the Note or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may sell the Property under any power of sale or right of non-judicial foreclosure or bring a foreclosure action, confirmation action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Note, this Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by the Note, this Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided in Section 10.10, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with the Note, the other Loan Documents or this Security Instrument.

13.2     RESERVATION OF CERTAIN RIGHTS. The provisions of Section 13.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, the other Loan Documents or this Security Instrument; (b) Intentionally Deleted; (c) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (d) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the other Loan Documents; (e) impair the right of Lender to obtain the appointment of a receiver; (f) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (g) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Security Instrument, ‘provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (h) impair the right of Lender to enforce the provisions of Sections 10.10, 11.2 and 11.3 of this Security Instrument.

13.3     EXCEPTIONS TO EXCULPATION. Notwithstanding the provisions of this Article to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or intentional misrepresentation by Borrower, its agents or principals; (ii) Borrower’s misapplication or misappropriation of (A) Rents received by Borrower after the occurrence of an Event of Default, (B) tenant security deposits or Rents collected in advance, or (C) insurance proceeds or condemnation awards; (iii) Borrower’s failure to pay Taxes, Insurance Premiums, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of this Security Instrument), charges for labor or materials or other charges that can create liens on the Property, provided that Borrower’s liability under this clause (iii) shall not exceed an amount equal to the net operating income of the Property for the twelve (12) month period preceding the related failure to pay, less the amount of all Constant Monthly Payments (as defined in the Note) and required reserve payments made by Borrower in accordance with the Note, this Security Instrument and the other Loan Documents during such twelve (12) month period; (iv) Borrower’s failure to comply with the provisions of Sections 3.10, 5.9 or 16.1 of this Security Instrument; or (v) Borrower’s or any other Indemnitor’s failure to comply with the provisions of the Environmental Indemnity.

13.4     RECOURSE. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 13.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower’s default under Sections 4.2 or 8.2 of this Security Instrument or if the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding (A) which is commenced by any party controlling, controlled by or under common control with Borrower (which shall include, but not be limited to any creditor or claimant acting in concert with Borrower or any the foregoing parties) (the “Borrowing Group”) or (B) in which any member of the Borrowing Group objects to a motion by Lender for relief from any stay or injunction from the foreclosure of this Security Instrument or any other remedial action permitted hereunder or under the Note or the other Loan Documents, or (iii) if a court of competent jurisdiction holds that the granting, execution or delivery of this Security Instrument or any other Loan Documents is or constitutes a fraudulent conveyance under any bankruptcy, insolvency or fraudulent conveyance law or is otherwise voidable under any such laws.

13.5     BANKRUPTCY CLAIMS. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the other Loan Documents.

14. NOTICES

14.1     NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Everest Bayberry, LP C/O Everest Properties 199 S. Los Robles Avenue, Suite 200 Pasadena, California 91101 Attention: W. Robert Kohorst
With a Copy to:	Sonnenschein Nath & Rosenthal LLP One Metropolitan Square, Suite 3000 St. Louis, Missouri 63102 Attention: Jennifer A. Marler
If to Trustee	Walter C. Whisler 700 NE Mize Road, Suite 200 Blue Springs, Missouri 64014
If to Lender:	Lehman Brothers Bank, FSB 399 Park Avenue, 8” Floor New York, New York 10022 Attention: John Herman

With a copy to	NorthMarq Capital, Inc. 3500 American Boulevard West, Suite 500 Bloomington, Minnesota 5543 1-4435 Attention: Servicing Manager
and	Oppenheimer Wolff & Donnelly LLP Plaza VII, Suite 3300 45 South Seventh Street Minneapolis, Minnesota 55402-1609 Attention: Daniel R. Tyson

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addressees for subsequent notices or communications.

For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

15. APPLICABLE LAW

15.1     CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

15.2     USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

15.3     PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

16. SECONDARY MARKET

16.1     TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency (a “Rating Agency”) rating such Securities (all of the foregoing entities collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section provided such cooperation does not require Borrower to incur any material cost or expense. Borrower shall also promptly furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all available information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency (including, but not limited to, copies of information previously supplied to Lender) in connection with any sale, transfer or participation interest. In addition to any other obligations Borrower may have under this Section 16.1, Borrower shall execute such amendments to the Loan Documents and Borrower’s organizational documents as may be requested by the holder of the Note or any Investor to effect the assignment of the Note and the other Loan Documents and/or issuance of Securities including (i) bifurcating the Note into two or more notes, and/or splitting this Security Instrument into two or more mortgages, deeds of trust or deeds to secure debt (as the case may be) of the same or different priorities or otherwise as determined by and acceptable to Lender or (ii) dividing the Note into multiple components corresponding to tranches of certificates to be issued in a Securitization each having a notional balance and an interest rate determined by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if the overall effect of such modification or amendment would (y) change the initial weighted average interest rate, the maturity or the amortization of principal set forth in the Note, or (z) modify or amend any other material economic term of the Note or the other Loan Documents.

17. COSTS

17.1     PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender shall be entitled to impose certain administrative processing and/or commitment fees in connection with: (a) extensions, renewals, modifications, amendments and terminations of the Loan Documents requested by Borrower, and (b) the release or substitution of collateral for the Loan requested by Borrower, and that Lender shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses associated with its provision of consents, waivers and approvals under the Loan Documents (the occurrence of any of the above shall be called an “Event”) subject to any limitation provided under Section 16.1 above. Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, which are required by law, regulation or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, upon demand, all such fees, costs and expenses.

17.2     ATTORNEYS’ FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with the preparation of the Note, this Security Instrument and the other Loan Documents, up to a maximum amount of $12,000.00 and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

18. DEFINITIONS

18.1     GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender, its servicer and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees,” “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder. The terms “include(s)” and “including” shall mean “include(s), without limitation” and “including, without limitation,” respectively.

19. MISCELLANEOUS PROVISIONS

19.1     NO ORAL CHANGE. This Security Instrument and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.2     LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

19.3     INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

19.4     HEADINGS. ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

19.5     DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19.6     NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

19.7     SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Obligations.

19.8     ENTIRE AGREEMENT. The Note, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.

19.9     SUBSTITUTION OF TRUSTEE. Lender shall have, and is hereby granted by Borrower with warranty of further assurances, the irrevocable power to appoint one or more persons or entities as a substitute Trustee hereunder, to be exercised at any time hereafter without specifying any reason therefor, by filing for record in the office where this Security Instrument is recorded a deed of appointment. Said power of appointment of one or more successor Trustees may be exercised as often and whenever Lender deems it advisable. The exercise of said power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such deed of appointment, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of their, his, hers or its predecessor in the trust hereunder with like effect as if originally named as Trustee. Whenever in this Security Instrument reference is made to Trustee, it shall be construed to mean each person or entity appointed as Trustee for the time being, whether original or successors or successor in trust. All title, estate, rights, powers, trusts and duties hereunder given or appertaining to or devolving upon Trustee shall be in each of the persons or entities appointed as Trustee so that any action hereunder or purporting to be hereunder of any one of the persons or entities appointed as Trustee shall for all purposes be considered to be, and as effective as, the action of Trustee.

19.10   THE TRUSTEE’S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by the Trustee and the Trustee’s agents and counsel in connection with the performance by the Trustee of the Trustee’s duties hereunder and all costs, fees and expenses shall be secured by this Security Instrument.

19.11   CERTAIN RIGHTS. With the approval of Lender, the Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of the Trustee, and the Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct the Trustee to take to protect or enforce Lender’s rights hereunder. The Trustee shall not be personally liable in case of entry by the Trustee, or anyone entering by virtue of the powers herein granted to the Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine. The Trustee shall be entitled to reimbursement for actual expenses incurred by the Trustee in the performance of the Trustee’s duties hereunder and to reasonable compensation for such of the Trustee’s services hereunder as shall be rendered.

19.12   RETENTION OF MONEY. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and the Trustee shall be under no liability for interest on any moneys received by the Trustee hereunder.

19.13   PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

19.14   SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

19.15   RELIANCE OF TRUSTEE. As to all matters concerning the existence of defaults hereunder and the amount of indebtedness subject to the Note and secured hereby, as well as similar or related matters, the Trustee is hereby authorized by Borrower to rely conclusively upon, without further inquiry, the affidavit of any officer of Lender.

19.16   BROKERS. Borrower agrees to pay and to indemnify and hold Lender harmless from any and all loss, cost or expense (including attorneys’ fees and expenses) arising from the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Property. Notwithstanding the foregoing, Borrower acknowledges that Lender or its affiliates may have a contractual relationship with the broker, if any, that arranged the Loan on Borrower’s behalf, and that such broker may be entitled to fees from Lender or its affiliates in connection with the origination, closing or servicing of the Loan, which fees shall be in addition to any brokerage fees owed by Borrower to such broker. Borrower shall not be responsible for any such additional fees. Borrower acknowledges and agrees that it has made and will make such inquiries of the broker, if any, that arranged the Loan with respect to the nature or existence of such arrangement. No agreement by Lender to pay any such fees or compensation to such broker (if any) shall be binding upon Lender unless it is set forth in separate written instrument that has been duly executed by Lender and such broker.

20. STATE SPECIFIC PROVISIONS

20.1	FURTHER REMEDIES OF LENDER.

(a)        At the option of Lender, all of the Debt then outstanding and unpaid and all accrued and unpaid interest thereon shall become and be due and payable immediately, anything in the Note or any other Loan Document to the contrary notwithstanding.

(b) Upon demand of Trustee or Lender, Borrower shall forthwith surrender to Lender the actual possession of all of the Property and it shall be lawful (whether or not Borrower has so surrendered possession) for Lender, either personally or by agents or attorneys, forthwith to enter into or upon the Property and to exclude Borrower, the agents and servants of Borrower, and all parties claiming by, through or under Borrower, wholly therefrom, and Lender shall thereupon be solely and exclusively entitled to possession of said Property and every part thereof, and to use, operate, manage and control the same, either personally or by managers, agents, servants or attorneys to the fullest extent authorized by law; and upon every such entry, Lender may, from time to time, at the expense of Borrower, make all necessary and proper repairs and replacements to the Property as Lender in its reasonable discretion sees fit, and any amounts so expended shall be due on demand, bear interest at the Default Rate and shall be secured hereby.

(c)        Lender may make demand for and collect and receive all rents and income from the Property, including rents and income accrued but unpaid prior to the date of such default, and the receipt of Lender therefore shall be binding on Borrower with respect to the amount so paid. All sums of money received by Lender from rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Debt in such order and manner as Lender may elect, or applied to remedy any Default hereunder as Lender may direct. Any lessee of the Property, or any part thereof, shall be fully protected in relying and acting upon the written statement of Lender to the effect that this Security Instrument is in default and that Lender is entitled to receive the rents and income hereunder, notwithstanding any notice to or knowledge of said lessee to the contrary. Such lessee shall have no duty to determine that any sum paid to Lender hereunder is properly applied by Lender.

(d)       Trustee, at the request of Lender, shall proceed to sell, either by him or by agent or attorney, the Property or any part(s) thereof at public venue or outcry at the customary place to the highest bidder for cash after first giving notice as required by the statutes of the State of Missouri and upon such sale Trustee shall receive the proceeds of such sale and shall execute and deliver a deed or deeds or other instruments of conveyance, assignment and transfer to the property sold, to the purchaser or purchasers thereof.

(e)        Trustee or Lender or both may proceed by suit or suits at law or in equity to enforce the Debt and to foreclose the lien created by this Security Instrument and in such event Trustee shall be entitled to a reasonable fee for his services, and Trustee and Lender shall be entitled to be reimbursed for their respective attorneys’ fees and for all other expenses, costs and outlays.

(f)        Lender shall be entitled as a matter of right to the appointment of a receiver of the Property, without notice and without regard to the solvency or insolvency of Borrower at the time of the application for such receiver, and without regard to the then value of the Property, and Trustee, or Lender, may be appointed as such receiver. Such receiver shall have full power to (i) collect the rents, issues and profits from the Property, (ii) construct or complete the construction of any improvements on the Property, (iii) exercise any right or remedy granted to Lender under the Loan Documents with respect to completion of any work to the Property, and (iv) all other powers necessary or incidental for the protection, possession, control, development, management, leasing and operation of the Property.

20.2     FURTHER WAIVER BY BORROWER. Borrower hereby expressly waives any right which Borrower may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto.

20.3      DUTIES AND SUBSTITUTION OF TRUSTEE. Borrower agrees that: (a) the duties and obligations of Trustee shall be determined solely by the express provisions of this Security Instrument and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be imposed upon Trustee; (b) no provision of this Security Instrument shall require Trustee to expend or risk its own funds, or otherwise incur any financial obligation in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it; (c) Trustee may consult with counsel of its own choosing and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in reliance thereon; and (d) Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Security Instrument. Trustee hereby agrees with Lender that Trustee will act for a nominal consideration in routine matters (e.g., execution of partial release of security, extension agreements, modification agreements or satisfactions) with respect to this Security Instrument. In the event of foreclosure, Trustee will serve for a Trustee’s commission in an amount to be agreed upon and mutually satisfactory to Trustee and to Lender. If Lender determines that there shall be a substitute Trustee for any reason, Trustee will supply a recordable resignation at the request of Lender. The Lender may remove the Trustee at any time or from time to time, with or without cause, and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of the Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of the Lender or in any other manner permitted by applicable law. It is agreed that Trustee shall not be disqualified from acting as trustee hereunder or from performing any of the duties of the trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Trustee is an attorney, agent, officer, employee or stockholder of Lender or is otherwise affiliated with Lender in any respect. Upon any trustee’s sale, Trustee shall execute and deliver a deed or deeds of conveyance of the Property sold to the purchasers thereof, and any statement or recital or fact in such deed shall be prima facie evidence of the truth of such statement or recital, and Trustee shall pay the proceeds thereof in accordance with the terms hereof. The Lender shall have the right and power successively to remove the above named Trustee or any successor Trustee and to appoint by writing (acknowledged and recorded) a successor to such Trustee, which successor shall succeed to the title and to all of the rights and powers of the original Trustee.

20.4	RIGHTS PERTAMING TO SALES

(a)        In any sale or sales made by Trustee under the power herein granted, or upon any sale or sales under or by virtue of any judicial proceedings: (i) the whole of the Property, real, personal and mixed, may be sold in one parcel as an entirety, or the Property may be sold in separate parcels as may be determined by Trustee in his discretion; (ii) all recitals contained in any deed or other instrument of conveyance, assignment or transfer made and delivered by Trustee in pursuance of the powers granted and conferred herein, shall be prima facie evidence of the facts therein set forth; (iii) such sale or sales shall operate to divest Borrower of all right, title, interest, claim and demand, either at law or in equity, under statute or otherwise, in and to the Property and every part thereof so sold and shall be a perpetual bar, both in law or equity, against Borrower and any and all persons claiming or to claim from, through or under Borrower; and (iv) Lender may bid for and purchase the Property or any part thereof and may make payment therefore by presenting to Trustee the Note secured hereby or the other evidences of the Debt so that there may be endorsed as paid thereon the amount of such bid which is to be applied to payment of the Debt as herein provided. Each time it shall become necessary to insert an advertisement of foreclosure, and sale is not had, Trustee shall be entitled to receive the sum of One Hundred Dollars ($100.00) for services and the amount of all advertising charges from Borrower, all of which shall be further secured hereby. Upon the foreclosure and sale of the Property, or any part thereof, the proceeds of such sale or sales shall be applied as follows: First, to the cost and expense of executing this trust, including without limitation, reasonable compensation of Trustee and Attorneys’ Fees and expenses, outlays for documentary stamps, cost of procuring title insurance commitments, continuing abstracts, title searches or examinations reasonably necessary or proper; and, next, to the payment of any and all advances made by Trustee or Lender, with interest thereon as hereinabove provided; next to the payment of the balance of the Debt, with interest thereon as provided in the Note; and any surplus thereafter shall be paid to Borrower or any other party legally entitled thereto; provided that in the event the net proceeds of such sale or sales shall not be sufficient to satisfy in full the Debt, Borrower hereby promises and agrees to pay any deficiency thereon on demand with interest at the Default Rate.

(b)       Borrower shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension or exemption Laws, or any so-called “moratorium laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Security Instrument, and Borrower hereby waives the benefit of such Laws. Borrower, for itself, its successors and assigns, hereby wholly waives the period of redemption and any right of redemption provided under any existing or future Law in the event of a foreclosure of this Security Instrument. Borrower, for itself and all who may claim through or under it, hereby waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and hereby agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Borrower hereby waives any order or decree of foreclosure, pursuant to the rights herein granted, on behalf of Borrower, and each and every person acquiring any interest in or title to the Property, subsequent to the date of this Security Instrument, and on behalf of all other persons to the extent permitted by any Applicable Law.

20.5     TRUSTEE’S APPOINTMENT. The Trustee may resign at any time by written instrument to that effect delivered to Lender. Lender shall be entitled to remove, at any time and from time to time, the Trustee. In case of the death, removal, resignation, refusal to act or otherwise being unable to act of the Trustee, Lender shall be entitled to select and appoint a successor Trustee hereunder by an instrument duly executed, acknowledged and recorded in the manner and form for conveyances of real estate in the State of Missouri, and any such successor Trustee shall thereupon succeed to Trustee as Trustee hereunder and to all of the rights, powers, duties, obligations and estate of said Trustee as if specifically named herein, provided no defect or irregularity in the resignation or removal of said Trustee or in the appointment of a successor Trustee or in the execution and recording of such instrument shall affect the validity of said resignation, removal or appointment or any act or thing done by such successor Trustee pursuant thereto. Trustee shall not be disqualified from acting as Trustee hereunder or from performing any of the duties of Trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Trustee is an officer, employee or stockholder of Lender, or is interested, directly or indirectly, as the holder of the Loan Documents, Borrower hereby expressly consenting to Trustee acting as Trustee irrespective of the fact that Trustee might be otherwise disqualified for any of the foregoing reasons, and that any interest which Trustee or any successor shall have or may acquire in the Debt, or the Property, shall neither interfere with nor prevent his acting as Trustee or from purchasing said property at said sale or sales, and all parties waive any objection to Trustee having or acquiring any such interest in the Debt or Property and continuing to act as Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. Borrower shall protect, indemnify, defend and hold harmless Trustee and his heirs, successors and assigns (the “indemnified parties”) from and against any and all demands, losses, obligations, damages, claims, liabilities, suits, causes of action, judgments, settlements, fines, charges, penalties, costs and expenses (including without limitation attorneys’ fees and’ disbursements), of any type or nature whatsoever, which may be imposed on, or incurred by or asserted against any of the indemnified parties arising or resulting from or by reason of (whether directly or indirectly): (a) any misrepresentation or breach of covenant or warranty of Borrower herein or in the other Loan Instruments; (b) any Event of Default; (c) any personal injury, death or property damage arising out of the ownership, the use or occupation of the Property; (d) any condition of the Property, including without limitation, those conditions regulated by environmental, health, and/or safety saws, rules, regulations, ordinances or codes; (e) any damage or destruction of the Property or any portions thereof; (f) any condemnation or other taking of the Property or any portion thereof; (g) any Liens; or (h) any transaction in any way connected with the Property or the Loan Documents; provided, however, that Borrower shall not indemnify the Lender for any liability, loss or damage which the Lender may incur as a result of (i) the gross negligence or willful misconduct of Lender or its agents, employees, contractors or assigns, or (ii) matters first arising after Lender or its agents, employees, or assignees acquire title to the Property or after Lender or any such other parties acquire possession of the Property-as a mortgagee in possession or otherwise. The indemnities given herein and imposed hereby shall survive payment in full of the Debt, and the release, termination or foreclosure of this Security Instrument or any of the other Loan Documents.

20.6     FURTHER NOTICE REGARDING INSURANCE. The following notice is provided pursuant to Section 427.120, R.S.Mo. As used in this Section 20.6, the terms “you” and “your” shall refer to Borrower, and the terms “we” and “us” shall refer to Lender: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE

COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

20.7     FURTHER NOTICE REGARDING AGREEMENTS WITH LENDER. This notice is provided pursuant to Section 432.047, R.S.Mo. As used in this Section 20.7, “creditor” means Lender and “this writing” means this Agreement and all the other Loan Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

20.8     FUTURE ADVANCES. THIS DEED OF TRUST AND SECURITY AGREEMENT SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND SHALL BE GOVERNED BY SECTION 443.055 R.S.MO., AS AMENDED FROM TIME TO TIME. THE TOTAL FACE AMOUNT OF THE PRESENT AND FUTURE ADVANCES AND OBLIGATIONS WHICH MAY BE SECURED HEREBY IS THREE MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS AND NO/100 ($3,125,000.00).

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.

BORROWER:
EVEREST BAYBERRY, LP,
a California limited partnership

By:	Millenium Bayberry, LLC, a
California limited liability company, its general partner

	By:	Millenium Management, LLC,
a California Limited Liability Company
Its Manager

	By:	/S/ CHRISTOPHER K. DAVIS
Christopher K. Davis
	Its:	Vice President and General Counsel

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On this 10th day of August, in the year 2006, before me, Charlie Lam, a Notary Public in and for said state, personally appeared Christopher K. Davis, the Vice President and General Counsel of MILLENIUM MANAGEMENT, LLC, a California limited liability company, the Manager of MILLENIUM BAYBERRY, LLC, a California limited liability company, the General Partner of EVEREST BAYBERRY, LP, a California limited partnership known to be the person who executed the within instrument on behalf of said MILLENIUM MANAGEMENT, LLC, the Manager of said MILLENIUM BAYBERRY, LLC, General Partner of EVEREST BAYBERRY, LP, and acknowledged to me that he executed the same for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/S/ CHARLIE LAM
Notary Public Print Name: Charlie Lam

My Commission Expires: 11-26-2006

EXHIBIT “A”

DESCRIPTION OF LAND

All that part of BAYBERRY CROSSING, a subdivision in Lee’s Summit, Jackson County, Missouri described as follows:

A tract of land being part of Tract “E” and part of Tract “B, BAYBERRY, a subdivision in Lee’s Summit, Jackson County, Missouri, more particularly described as follows: Beginning at the Northeast comer of said Tract “E”, said point also being on the Southerly Right-of-way Line of 5th Street Terrace; thence South 0 degrees 37 minutes 58 seconds West, along the East line of Tract “E”, 340.00 feet; thence South 70 degrees 18 minutes 45 seconds East, 52.84 feet; thence South 0 degrees 37 minutes 58 seconds West, 455.84 feet; thence Due West 288.00 feet to a point on the West line of said Tract “E”; thence North 0 degrees 37 minutes 58 seconds East, along the West line of said Tract “E”, 673.18 feet; thence North 16 degrees 38 minutes 21 seconds East, 235.73 feet to a point on the Southerly Right-of-way of 5th Street Terrace, (the following three courses are along said Right-of-way); thence South 35 degrees 47 minutes 31 seconds East, 35.14 feet to a point of curve, said curve having a radius of 137.23 feet; thence Southeasterly along said curve to the left, a distance of 130.07 feet; thence North 89 degrees 54 minutes 06 seconds East, 40.00 feet of the Point of Beginning, EXCEPT that part in Bayberry Lane.

Together with a non-exclusive access and ingress easement established by the instrument recorded April 29, 1988 as Document No. 1-840559 in Book 1-1795 at Page 1421.

EXHIBIT “B”

REPLACEMENT RESERVE AND LEASING RESERVE REQUIREMENTS

1.	Defined Terms.

All capitalized terms used herein and not defined in the Security Instrument shall have the meanings set forth in Section 7 of this Exhibit “B.” To the extent any Reserve Deposit is assigned the meaning “none” in the Reserve Letter, the provisions set forth in this Exhibit “B” specifically relating to the making or application of such Reserve Deposits shall be disregarded.

2.	Reserve Deposits.

(a)        Concurrently with the execution of this Security Instrument, Borrower shall deposit with Lender the Deferred Maintenance Deposit. The Deferred Maintenance Deposit shall be applied as provided in Section 4.1 of this Exhibit “B.”

(b)       On the date hereof and on each date that a regularly scheduled payment of principal or interest is due under the Note, Borrower shall be required to make a Monthly Deposit.

(c)        Lender shall deposit each Monthly Deposit, as received, in an escrow account (the “Reserve”). Out of each Monthly Deposit, the Monthly Replacement Account Deposit shall be allocated to an account (the “Replacement Account”) for the payment of Replacements and the Monthly Leasing Account Deposit shall be allocated to an account (the “Leasing Account”) for the payment of Tenant Improvements and Leasing Commissions (as defined below) in conjunction with Leases (as hereinafter defined). Notwithstanding anything to the contrary contained herein, except as provided in Section 6 of this Exhibit B, Borrower shall not be required to make (i) the portion of the Monthly Deposit to be allocated to the Leasing Account at any time where the balance in the Leasing Account is equal to or greater than $30,456.00, or (ii) the portion of the Monthly Deposit to be allocated to the Replacement Account at any time where the balance in the Replacement Account is equal to or greater than $8,715.96.

(d)       Lender shall maintain a record of all deposits into and withdrawals from the Reserve and their allocation to the Replacement Account and the Leasing Account. Lender or a designated representative of Lender shall have the sole right to make withdrawals from such account.

(e)        No interest shall be paid on the Deferred Maintenance Deposit. Provided Borrower pays the account fees set forth below, the Reserve shall be held in an interest bearing account. Lender shall have no responsibility or liability for the amount of interest earned on the Reserve. All interest earned on funds in the Reserve shall be added to and become part of the Reserve, shall be allocated pro rata to the Replacement Account and the Leasing Account, and shall be for the benefit of Borrower, subject to Lender’s rights pursuant to the terms of this Security Instrument. In order for the Reserve to bear interest, Borrower shall be required to pay a one-time set-up fee on the date hereof of Three Hundred Fifty and 00/100 Dollars ($350.00) and an additional fee of Six Hundred and 00/100 Dollars ($600.00) on January 2 of each calendar year after the date hereof.

3.	Disbursements.

(a)        Provided no Event of Default exists, Lender shall make disbursements of funds available in the Replacement Account to reimburse Borrower for Replacements.

(b)       Provided no Event of Default exists, Lender shall make disbursements of funds in the Leasing Account to reimburse Borrower for the cost of (i) tenant improvements required under any Lease (collectively, the “Tenant Improvements”); and (ii) leasing commissions incurred by Borrower in connection with any Lease, provided that (x) such leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property for which such leasing commission is due, (y) the amount of such leasing commissions are determined pursuant to arms length transactions between Borrower and any leasing agent to which a leasing commission is due, and excluding any leasing commissions which shall be due any general partner, or shareholder of Borrower or any affiliate of Borrower, and (z) the Tenant under the related Lease shall have taken occupancy of its entire leased premises and commenced the payment of its entire base minimum rent (collectively, “Leasing Commissions”).

(c)        Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 3, disburse to Borrower amounts from the Reserve necessary to reimburse Borrower for the actual costs of (i) any Leasing Commissions and (ii) any work relating to Replacements or Tenant Improvements (collectively, “Work”).

(d)       Each request for disbursement from the Reserve shall be in a form specified or approved by Lender, and shall be accompanied by evidence of the full performance of the obligations of the leasing agent or satisfactory completion of the Work, as the case may be, and such bills, invoices and other evidence of the incurrence of the related costs and expenses as Lender may reasonably request.

(e)        Borrower shall not make a request for disbursement from the Reserve more frequently than once in any calendar quarter.

(f)        Borrower shall not make a request for disbursement from the Reserve in an amount less than the lesser of (i) Five Thousand and 00/100 Dollars ($5,000.00), and (ii) the total cost of the Replacement, Tenant Improvement or Leasing Commission for which the disbursement is requested.

4.	Performance of Replacements.

(a)        Deferred Maintenance. Notwithstanding anything contained herein to the contrary, Borrower agrees to perform all of the Scheduled Repairs within the period of time, if any, set forth in the Escrow Agreement (Renovation Improvements) dated as of even date herewith between Lender and Borrower and as referenced in the Reserve Letter. In the event that the Borrower shall not complete the Scheduled Repairs within such period of time the Borrower shall pay to the servicer administering the Deferred Maintenance Deposit the sum of $150.00 per month until the Scheduled Repairs are completed and approved. The payment of such sums shall not be deemed to extend the period of time allowed herein for completion of the Scheduled Repairs. Such sum is intended to reimburse the servicer for the costs incurred in administering the deposit. The Deferred Maintenance Deposit shall be used solely for the payment of the actual costs of the Scheduled Repairs. Upon completion of the Scheduled Repairs in accordance with the Escrow Agreement (Renovation Improvements), the portion of the Deferred Maintenance Deposit remaining undisbursed, if any, shall be disbursed to Borrower. All other conditions, covenants and agreements set forth herein with respect to a disbursement from the Replacement Account shall apply to the disbursements from the Deferred Maintenance Deposit.

(b)       Entry, Onto Property: Inspections. Lender may inspect the Property in connection with any Work prior to disbursing funds from the Reserve with respect thereto. In connection with any Work that is (i) a structural repair or improvement, (ii) a replacement or repair of a major component or element of any part of the Property or (iii) Scheduled Repairs, Lender may require, at Borrower’s expense, one or more inspections and/or certificates of completion by an appropriate independent, qualified professional (e.g., architect, engineer, consultant) approved by Lender. In addition to Lender’s costs and expenses, Borrower shall pay Lender a reasonable inspection fee, provided, however, such fees shall not exceed Five Hundred and 00/100 Dollars ($500.00), in the aggregate, in any calendar year.

5.	Borrower’s Records.

Borrower shall furnish such financial statements, invoices, records, papers and documents relating to the Property as Lender may reasonably require from time to time to make the determinations permitted or required to be made by Lender with respect to disbursements of the Deferred Maintenance Deposit and/or the Reserve.

6.         Insufficiency of Reserve Balances, Temporary Deferral of Monthly Deposits. The insufficiency of any balance in the Reserve or the Deferred Maintenance Deposit shall not abrogate Borrower’s agreement to fulfill its obligations contained in this Security Instrument. In the event Lender determines that (i) the balance in the Reserve is less than the current estimated cost to complete the Work and pay the Leasing Commissions which Borrower, in the prudent operation of the Property can reasonably be anticipated to incur during the succeeding twenty-four (24) months, or (ii) the balance of the Deferred Maintenance Deposit is less than the amount necessary to complete the Scheduled Repairs, Borrower shall deposit the shortage within ten (10) days of request by Lender. In the event Lender determines from time to time based on Lender’s inspections that the amount of the Monthly Deposit is insufficient to fund the cost of likely Work and Leasing Commissions and related contingencies that may arise during the remaining term of the Loan, Lender may require an increase in the amount of the Monthly Deposits upon thirty (30) days prior written notice to Borrower. Lender may approve a temporary deferral or a reduction in the amount of the Monthly Deposit; provided, however, that if Lender approves either a temporary deferral or reduction in the amount of the Monthly Deposit, such action by Lender shall not prevent Lender from requiring Borrower to resume payment of the Monthly Deposits on any date that Lender may deem appropriate.

7.	Certain Defined Terms.

The following terms shall have the meanings assigned to them below:

(a) “Deferred Maintenance Deposit” means the Deferred Maintenance Deposit set forth in the Reserve Letter, if any.

(b) “Monthly Deposit” means the sum of the Monthly Leasing Account Deposit and the Monthly Replacement Account Deposit.

(c) “Monthly Leasing Account Deposit” means the Monthly Leasing Account Deposit set forth in the Reserve Letter, if any.

(d)       “Monthly Replacement Account Deposit” means the Monthly Replacement Account Deposit set forth in the Reserve Letter. If there is no Monthly Leasing Account Deposit, the Monthly Replacement Account Deposit shall have the same meaning as the Monthly Deposit.

(e)        “Replacements” means the costs of any repairs, improvements, equipment, alterations, additions, changes, replacements and other items which, under generally accepted accounting principles, consistently applied, are properly classified as capital expenditures or capital improvements (and, in the case of multifamily projects only shall include the costs of window treatments and carpeting, blinds, equipment and appliances, and painting of the exterior of the Property), but excluding (i) costs of routine maintenance to the Property; (ii) the costs of salaries, benefits and administrative expenses related to the employment of (A) officers and executives of Borrower, and of employees of Borrower above the level of building manager, and (B) employees of Borrower at or below the level of building manager, except in the case of those costs which Borrower can demonstrate to Lender’s satisfaction to be properly allocable to the work performed by such employees in connection with Replacements; (iii) the cost of any items for which Borrower is reimbursed by insurance or otherwise; (iv) the cost of any landscaping work to the Property; (v) the cost of any material additions or material alterations to the Property after the date hereof; and (vi) (except in the case of multifamily projects) the cost of any alterations, additions, changes, replacements and improvements that are made primarily in order to prepare space for occupancy by a tenant.

(f)        “Reserve Deposits” shall mean the Deferred Maintenance Deposit and the Monthly Deposit.

(g) “Reserve Letter” means a letter from Borrower to Lender of even date herewith confirming the amount of the Monthly Replacement Account Deposit, the Monthly Leasing Deposit Account Deposit (if any) and the Deferred Maintenance Deposit, if any, and the Scheduled Repairs, if any.

(h) “Scheduled Repairs” means the Scheduled Repairs described in the Reserve Letter, if any.

EXHIBIT “C”

The term “Debt Service Coverage Ratio” shall mean the ratio of (a) the NO1 (hereinafter defined) produced by the operation of the Property during the twelve (12) calendar month period immediately preceding the calculation to (b) the Annual Debt Service.

The Term “NOI” shall mean the Gross Income (as hereinafter defined) derived from the operation of the Property, less Expenses (hereinafter defined).

The term “Annual Debt Service” shall mean an amount equal to twelve (12) times the Constant Monthly Payment payable under the Note.

The term “Gross Income” means (and includes only) Rents (as defined in the Security Instruments) and such other income, including any rent loss or business interruption insurance proceeds, laundry, parking, vending or concession income, which are actually received by the Borrower or its agents or representatives. Notwithstanding the foregoing, Gross Income shall not include (a) condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds); (b) any proceeds from the sale, exchange, transfer, financing or refinancing of all or any portion of the Property; (c) amounts received from tenants as a security deposit; (d) any other type of income otherwise includable in NO1 but paid directly by any tenant to a person or entity other than Borrower or its agents or representatives; or (e) interest income.

The term “Expenses” shall mean the aggregate of the following items: (a) real estate taxes, general and special assessments or similar charges; (b) sales, use and personal property taxes; (c) management fees of not less than five percent (5%) of the gross income derived from the operation of the Property and disbursements for management services whether such services are performed at the Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred in connection with the operation of Property; (g) cost of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property (including, without limitation, parking lots and roadways), of like kind and quality or such kind or quality which is necessary to maintain the Property to the same standards as competitive properties of similar size and location of the Property, together with adequate reserves for the repair and replacement of capital improvements on the Property acceptable to Lender; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with generally accepted accounting principles (“GAAP”); (i) cost of leasing commissions and tenants concessions payable by Borrower pursuant to Leases in effect for the Property; (6) legal, accounting and other professional expenses incurred in connection with the Property; (k) casualty losses to the extent not reimbursed by a third party; and (l) all amounts that should be reserved, as reasonably determined by the Borrower with approval by the Lender in its reasonable discretion, for repair or maintenance of the Property and to maintain the value of the Property including replacement reserves in amounts not less than those required in Exhibit “B” of this Security Instrument. The Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with GAAP by Borrower during the twelve (12) month period ending one month prior to the date on which the NO1 is to be calculated (except the capital expenses and reserves set forth in subsection (g) above), with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as adjusted by Lender to reflect projected adjustments for the subsequent twelve (12) month period beginning on the date on which the NO1 is to be calculated.

Notwithstanding the foregoing, the term “Expenses” shall not include (i) depreciation, amortization or any other non-cash item of expense unless approved by Lender; (ii) interest, principal, fees, costs and expense reimbursements of Lender in administrating the Loan or exercising remedies under the Loan Documents; or (iii) any expenditure (other than leasing commissions and tenant concessions) properly treated as a capital item under GAAP and such expenditure is treated by Borrower as a capital item in Borrower’s financial statements.